Exhibit 10.1

DIP TERM SHEET

IVANHOE ENERGY INC.

BORROWER:
Ivanhoe Energy Inc. (the “Borrower”), effective upon the granting of the DIP Order (as hereinafter defined) under the Bankruptcy and Insolvency Act (Canada) (“BIA” and the “BIA Proceedings”), but subject to the conditions of this DIP Term Sheet.

LENDER:	Robert Martin Friedland (the “Lender”)

TYPE OF DIP FACILITY:
A promissory note in the principal amount of US$1,000,000 (the “Principal Amount”), such promissory note together with the terms and conditions set out herein (the “DIP Facility”). There is no standby facility or commitment.

AVAILABILITY:	The Lender shall advance directly to the Borrower the Principal Amount, against payment by the Borrower of all fees and charges owing under the DIP Facility.

INTEREST RATE:
13% calculated daily, not in advance. Interest shall be calculated daily for the actual number of days elapsed in the period during which it accrues based on a year of 365 or 366 days, as the case may be.

PURPOSE/USE OF PROCEEDS:
Proceeds of the DIP Facility shall be used for working capital purposes and advances hereunder will be made strictly in accordance with (i) the terms hereof; (ii) the DIP Order (as hereinafter defined); and (iii) the detailed cash-flow projections prepared by the Borrower dated February 27, 2015 and acceptable to the Lender, a summary of which are included in the materials filed in connection with the DIP Order, as updated from time to time with the approval of the Lender (the “Cash-Flow Statements”).

REPAYMENT:
The DIP Facility shall be repayable in full on the date (the “Maturity Date”) which is the earlier of (i) June 1, 2015 or such later date as the Lender in his sole discretion may agree to in writing on amended terms and conditions, (ii) the effective date of the implementation of a proposal under the BIA, and (iii) an occurrence of an Event of Default (as hereinafter defined) which has not been waived by Lender.

APPLICATION FEE:
2% of the Principal Amount, which fee will be fully earned upon issuance of the DIP Order, and the Borrower hereby irrevocably directs the Lender to pay the Application Fee as a deduction from the advance of the Principal Amount of the DIP Facility.

CONDITIONS PRECEDENT TO FUNDING:
The DIP Facility shall be subject to the following conditions precedent, all of which shall be for the benefit of the Lender and shall be satisfied on or prior to the advance of the Principal Amount of the DIP Facility:

(a)    a Court of competent jurisdiction shall have issued an order or orders, in form and substance acceptable to the Lender pursuant to the BIA on or before March 6, 2015 in relation to the Borrower (the “DIP Order”), extending the time for filing a Proposal until at least May 5, 2015 (except as hereinafter expressly provided in favour of the Lender) against the Borrower and its assets and shall include:

(i)    provisions approving this DIP Term Sheet and the DIP Facility created herein and the execution and delivery by the Borrower of such other documents as the Lender deems necessary or appropriate, acting reasonably;

(ii)    provisions granting to the Lender, as security for this DIP Facility, fixed and floating charges, mortgages, general security interests and hypothecs or the equivalent thereof, on all present and future assets of the Borrower, real or personal, wherever situate, in the manner and having the priority as set out herein, including as further described below (the “DIP Charge”);

(iii)    provisions authorizing and directing the Borrower to execute and deliver such loan, guarantee and security documents relating to the DIP Facility and such security documents evidencing the DIP Charge in such form and substance as the Lender may reasonably require;

(iv)    provisions authorizing the Lender to effect registrations, filings and recordings wherever in their discretion they deem appropriate regarding the DIP Charge;

(v)    provisions confirming that the DIP Charge and the documents delivered pursuant hereto (collectively, the “DIP Facility Security”) shall have priority over all present and future charges, encumbrances and security, whether legal or equitable;

(vi)    provisions providing that the DIP Charge shall be valid and effective to secure all of the obligations of the Borrower to Lender under the DIP Facility without the necessity of the making of any registrations or filings and whether or not any other documents are executed by the Borrower and the Lender pursuant hereto;

(vii)   provisions declaring that the granting of the DIP Charge and all other documents executed and delivered to the Lender as contemplated herein, including, without limitation, all actions taken to perfect, record and register the DIP Charge do not constitute conduct meriting an oppression remedy, settlements, fraudulent preferences, fraudulent conveyances or other challengeable or reviewable transactions under any applicable federal or provincial legislation;

(viii)    provisions restricting the granting of any additional liens or encumbrances on the assets of the Borrower other than as permitted herein and in the DIP Order;

(ix)    provisions providing the Lender and his advisors access to the books and records of the Borrower and such other information as the Lender and their advisors deem necessary or desirable, acting reasonably;

(x)    provisions ordering and declaring the Lender, in his capacity as DIP Lender only, to be treated as an unaffected creditor in any plan or proposal and providing that the stay of proceedings under the BIA and the DIP Order shall not apply, in the event of a Default, to:

A.     prevent the Lender from exercising his respective rights to terminate the DIP Facility and make demands thereunder; or

B.     prevent the Lender from applying to the Court for the appointment of a receiver and manager and/or for the appointment of a trustee in bankruptcy in connection with the enforcement of the DIP Charge or to seek other relief in connection with and for purposes of payment of the DIP Facility;

(b) the Borrower shall have provided to the Lender the Cash-Flow Statements in form and substance satisfactory to the Lender, concurrent with their filing with the Court;

(c)   all documents and registrations, filings and recordings in respect of the DIP Charge and the DIP Facility Security as may be reasonably required by the Lender shall have been delivered or effected; and

(d)    all of the reasonable expenses of the Lender with respect to this DIP Term Sheet, including, without limitation, reasonable travel expenses and reasonable legal fees of one law firm engaged by the Lender in connection with the DIP Facility, to a maximum of $60,000, will be paid by the Borrower.

COVENANTS:
(a)    The Borrower shall not, without first obtaining the written consent of the Lender, use the property of the Borrower, real or personal to:

(i)     guarantee the performance, obligations or debt of the Borrower to any another party or guarantee the performance, obligations or debt of any other party to a third party; or

(ii)    finance, directly or indirectly, any person or make any investment.

(b)    The Borrower shall deliver to the Lender:

(i)    on the first business day in each second week, an update to the Cash-Flow Statements accompanied by a variance analysis explaining how and why actual results for the immediately preceding week varied from projected results for such week;

(ii)    notice thereof forthwith upon the Borrower determining that there will be, or has been, any material change to the Cash-Flow Statements (and provided that for purposes of this provision, any change or deviation in the Cash-Flow Statement that is 2% or greater than that presented to the Lender will be consider “material”);

(iii)    a weekly status update and plan regarding the restructuring process, which may delivered orally by teleconference call with the Lender; and

(iv)    such other information as may be requested by the Lender from time to time, acting reasonably.

(c)    The Borrower shall not make any payment or do anything materially inconsistent with the Cash-Flow Statements, including make any payment to any creditor not accounted for in the Cash-Flow Statements.

(d)    The Borrower shall not make any payment on account of outstanding notes or convertible debentures without the prior written consent of the Lender.

(e)    The Borrower shall not encumber or dispose of any of its assets without the prior written consent of the Lender, other than in connection with encumbrances arising at law or as otherwise permitted pursuant to the DIP Order.

(f)    The Borrower shall not amalgamate, consolidate with or merge into or sell all or substantially all of their assets to another entity, or change the nature of its business other than with the prior written consent of the Lender, or except as authorized by the Court in performance of a Proposal made and approved under the BIA.

(g)    The Borrower shall not declare, pay, or set aside, any dividend of any nature whatsoever.

SECURITY:
The Borrower grants, and shall grant, the following security to the Lender:

(a)    the DIP Charge as set forth in the DIP Order, including:

(i)     a grant and assignment, conveyance, mortgage, pledge and charge, by way of a fixed and specific mortgage, charge and pledge, in all of the Borrower’s right, title, interest and estate in and to the Specifically Mortgaged Lands, the Oil Sands Leases, and all Oil Sands and other hydrocarbons within, upon or under the Specifically Mortgaged Lands, together with any and all rights, leases, licenses, easements, rights-of-way, profits a-prendre, interests in real property, structures, underground facilities, wells, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, milling, processing, service and other related infrastructures, buildings, erections, improvements and fixtures now or hereafter constructed or placed on the Specifically Mortgaged Lands and all accretions, additions and accessions to any of the foregoing, any substitution of any of the foregoing and any and all proceeds of any of the foregoing and including all of the Borrower’s present and after-acquired right, title, estate and interest in and to all proceeds derived from any of the foregoing; and

(ii)     a floating charge to all of the Borrower’s right, title, interest and estate in and to all real property (including without limitation all Oil Sands and other hydrocarbons), both present and future, of every nature and kind and wherever situate, together with any and all rights, leases, licenses, easements, rights-of-way, profits a-prendre, interests in real property, structures, underground facilities, wells, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, milling, processing, service and other related infrastructures, buildings, erections, improvements and fixtures now or hereafter constructed or placed on such real property or used in connection with such real property and all accretions, additions and accessions to any of the foregoing, which the Borrower has, may be possessed of, entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter, and any and all proceeds of any of the foregoing; and

(iii)     a grant, assignment as security, conveyance, transfer, mortgage and charge as and by way of a fixed and specific mortgage and charge to and a continuing security interest in, all of the Borrower’s present and after-acquired personal property, including without limitation all present and after-acquired goods (including without limitation all Oil Sands and other hydrocarbons extracted from time to time and all Products), chattel paper, documents of title, instruments, intangibles, investment property and money wherever located; and

(b)    in implementation of the DIP Charge, but without in any way limiting the validity and effectiveness thereof, one or more of a general security agreement, share pledge, fixed and floating charge debenture, hypothec or equivalent, in all jurisdictions where the assets of the Borrower may be situate from time to time.

The following terms shall have the following meanings in this DIP Term Sheet:

“Oil Sands Leases” shall mean those leases described on Schedule A hereto, as such leases may be amended, modified, supplemented or restated from time to time, together with all other instruments that may be issued pursuant thereto or in connection therewith from time to time;

“Specifically Mortgaged Lands" shall mean the lands described on Schedule A hereto, together with any and all lands which may now or hereafter be pooled, unitized, grouped or otherwise combined for production or other purposes therewith, and including all Oil Sands and other hydrocarbons within, upon or under such lands.

“Oil Sands” shall mean sands and other rock materials containing crude bitumen; the crude bitumen contained in those sands and other rock materials; and any other hydrocarbon or mineral substances, other than natural gas, in association with that crude bitumen or those sands and other rock materials referred to in this definition.

“Product” shall mean any products obtained pursuant to the Oil Sands Leases by processing Oil Sands, crude bitumen or derivatives of crude bitumen; or by reprocessing a product referred to in this definition.

EVENTS OF DEFAULT:
Each of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a)    any assignment or deemed assignment of the Borrower into bankruptcy;

(b)    any general termination of the stay of creditor proceedings against the Borrower pursuant to the BIA and the DIP Order or any other lifting of the stay to permit acts to be taken against the property of the Borrower, including, without limitation, the appointment of a receiver or the making of a receiving order against the Borrower;

(c)    failure by the Borrower to pay the Principal Amount outstanding hereunder when the same shall become due and payable;

(d)    failure by the Borrower to pay any interest on the DIP Facility or any fees payable hereunder when the same shall become due and payable ;

(e)    failure by the Borrower to perform or comply with any term, condition, covenant or obligation contained herein or in any document issued pursuant hereto on their part to be performed or complied with where any such failure to perform or comply is not remedied within five (5) days of notice from the Lender to so remedy;

(f)    any order of the Court shall be issued amending, reversing, supplementing, staying, vacating or otherwise modifying the DIP Charge, DIP Facility Security or the loan and security document relating to the DIP Facility issued pursuant hereto, or granting any other claim or lien equal to or superior to that granted the Lender in respect of the DIP Facility, except with the prior written consent of Lender;

(g)    any material deviation from the Cash-Flow Statements (and provided that for purposes of this provision, any change or deviation in the Cash-Flow Statement that is 10% or greater than that presented to the Lender will be consider “material”);

(h)    failure by the Borrower to file with the Proposal Trustee a Proposal on or before April 21, 2015;

(i)     failure by the Borrower to receive the required approval of all classes of creditors to a Proposal by May 13, 2015; or

(j)     failure by the Trustee to apply to the Court for approval of a Proposal within five (5) business days following its approval by all classes of creditors.

REMEDIES:
Following the occurrence of an Event of Default, without limiting the remedies available hereunder, the Lender may:

(a) on demand, accelerate all payments due by the Borrower under this DIP Facility; and

(b) apply to a Court of competent jurisdiction (i) for the appointment of an interim receiver or a receiver and manager of the undertaking, property and assets of the Borrower, (ii) for the appointment of a trustee in bankruptcy of the Borrower other than in circumstances where Section 57 of the BIA applies, or (iii) to seek other relief; and

(c) with the leave of the Court, exercise any remedies provided under the promissory note and security relating to the DIP Facility; and

(d) without limiting the foregoing, the Lender shall have the power and rights of a secured party under section 17 and Part V of the Personal Property Security Act (Alberta).

EXPENSES:
All reasonable out-of-pocket expenses and costs, including, without limitation, all reasonable travel expenses and reasonable legal fees, incurred by the Lender and one firm of legal counsel appointed by the Lender, in connection with any matter arising hereunder, under any documents issued in connection with this DIP Term Sheet or in connection with the BIA Proceedings contemplated or otherwise in connection with the DIP Facility shall be for the sole account of the Borrower and shall be paid within five (5) days of being invoiced.

GOVERNING LAW:
This DIP Term Sheet and each of the documents contemplated herein shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein, except to the extent that the Lender otherwise determines is necessary to validly protect the DIP Charge.

CURRENCY:	All dollar amounts referred to in this DIP Term Sheet are in United States Dollars unless otherwise indicated.

COUNTERPARTS AND FACSIMILE SIGNATURES:
This DIP Term Sheet may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile machine shall be valid and binding.

SCHEDULE “A” TO DIP TERM SHEET

Oil Sands Leases

Legal Description	Agreement Number	Commencement Date	Ownership Interest Of Borrower
4-09-090 22E,L3, L6, L11, L14;23-28;33-36	0747401100010	2001/10/04	100%
4-09-090 9	0747405110606	2005/11/17	100%

ACCEPTANCE

The foregoing DIP Term Sheet is hereby accepted and agreed to this 27th day of February, 2015.

IVANHOE ENERGY INC., as Borrower

By:	“Carlos Cabrera”
	Name:	Carlos Cabrera
	Title:	Executive Chairman

I have authority to bind the Corporation

By:	“Robert Martin Friedland”
	Name:	Robert Martin Friedland, as Lender